Exhibit 10.8

FAT BRANDS INC.

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (the “Agreement”), dated as of June 27, 2018 (the “Effective Date”), is entered into by and between FAT Brands Inc., a Delaware corporation (the “Company”), and Fog Cutter Capital Group, Inc., a Maryland corporation (the “Holder”).

Whereas, on or about October 20, 2017, the Company issued a Promissory Note to the Holder with an initial principal amount of $30,000,000 (the “Note”), which has an estimated outstanding balance of principal plus accrued interest as of the Effective Date equal to $9,844,411 (the “Note Balance”); and

Whereas, the parties desire that the Holder exchange all of the Note Balance into shares of Common Stock and Series A Fixed Rate Cumulative Preferred Stock of the Company.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange of Note Balance.

(a) The Holder agree that as of the Effective Date, the Note Balance shall be exchanged for the following shares of capital stock of the Company as follows (the “Exchange Shares”):

(i)	$2,000,000 of the Note Balance shall be exchanged as the purchase price for a subscription to 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of the Company; and

(ii)	The remaining Note Balance of $7,844,411 shall be exchanged for 1,067,266 shares of Common Stock of the Company, representing an exchange price of $7.35 per share, which the Company has determined is equal to or greater than the market value of the Common Stock on the date hereof determined pursuant to the applicable provisions of the Nasdaq Marketplace Rules.

(b) On the Exchange Date, the Note shall be cancelled, and the Company shall have no further obligations to pay any money or issue any securities to the Holder or otherwise in respect of the Note. The Holder acknowledge and agree that no interest is payable under any of the Note.

(c) Subject to the approval or non-objection, if required, by The Nasdaq Stock Market LLC of the transactions contemplated under this Agreement, promptly following the Exchange Date the Company will issue and deliver to the Holder certificates evidencing the Exchange Shares, and the Holder shall deliver the original Note for cancellation to the Company.

(d) As soon as practicable but no later than ten (10) days following the release of the Company’s quarterly financial statements for the quarter ending July 1, 2018, the Company will re-confirm the amount of the Note Balance as of the Effective Date. If the final computation of the Note Balance as of the Effective Date is greater or lesser than the Note Balance, the parties will true up the actual number of Exchange Shares issued to Holder based on the revised amount of the Note Balance.

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2. Holder Representations. The Holder represents and warrants to the Company as follows:

(a) The Exchange Shares being acquired by the Holder are being acquired for the Holder’s own account and for the purpose of investment and not with a view to, or in connection with, the resale, transfer or other distribution thereof, nor with any present intention of reselling, transferring or distributing the Exchange Shares. Any sale, transfer or other disposition of any of the Exchange Shares by the Holder will be made only if such securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the sale is made in compliance with an exemption under the Securities Act, or the rules thereunder, and any applicable state securities laws.

(b) The Holder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(c) No portion of the Note being exchanged has been sold, transferred, assigned, encumbered or otherwise conveyed, and the Holder is the record and beneficial owner of all such Note, free and clear of all liens, security interests and encumbrances of any type or kind placed thereon.

(d) The execution and delivery of this Agreement constitute the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

(e) The Holder acknowledges that the exchange of its Note may involve tax consequences, and that neither the Company nor its legal counsel or advisors have provided any tax advice or information to the Holder. The Holder acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of exchanging the Note into Exchange Shares.

3. Miscellaneous.

(a) Amendments. This Agreement may not be amended or waived, except by a writing signed the Company and Holder.

(b) Governing Law. This Agreement is and shall be governed by and enforced in accordance with the laws of the State of Delaware, excluding its choice of law rules.

(c) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(e) Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Note Exchange Agreement as of the date first written above.

FAT BRANDS INC.

By:	/s/ Ron Roe
Name:	Ron Roe
Title:	Chief Financial Officer

FOG CUTTER CAPITAL GROUP, INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Its:	Chief Executive Officer

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